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                                                                    EXHIBIT 99.1

                           FARMERS NATIONAL BANC CORP.
                           DIVIDEND REINVESTMENT PLAN
                               AUTHORIZATION FORM

1.       DIVIDEND REINVESTMENT.

                  FOR CURRENT SHAREHOLDERS ONLY

                  Full Reinvestment

                  [ ]       I would like to reinvest cash dividends paid on ALL
of the shares of Common Stock held of record by me in the Plan or credited to my account under the Plan, for the purchase of additional shares of Common Stock.

                  Partial Reinvestment

                  [ ]      I would like to receive cash dividends paid on ____
whole shares of Common Stock held of record by me in the Plan or credited to my account. I acknowledge that dividends paid on all other shares of Common Stock held of record by me in the Plan or credited to my account under the Plan will be reinvested for the purchase of additional shares of Common Stock.

2.       INITIAL SUPPLEMENTAL INVESTMENT (Optional).

                  FOR CURRENT PLAN PARTICIPANTS

                  [ ]      Enclosed is my check or money order for $____ ($1,000
maximum per quarter) payable to "Farmers National Bank of Canfield, Administrator for the Farmers National Banc Corp. Dividend Reinvestment Plan" for the purchase of shares of Farmers National Banc Corp. Common Stock. I authorize Farmers National Bank of Canfield (Administrator) to treat the enclosed payment as an initial Supplemental Investment to be used to purchase shares of Common Stock as provided in the Plan. I understand that I am not required to make Supplemental Investments now or at any other time.

3.       AUTHORIZATION.

                  I hereby appoint the Administrator as my agent under the terms and conditions of the Farmers National Banc Corp. Amended Dividend Reinvestment Plan, to receive any cash dividends that may become payable to me on all of the shares of Farmers National Banc Corp. Common Stock as to which this authorization is made and to apply such dividends and any initial supplemental Investments to the purchase of shares as provided in the Plan.

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                  I hereby represent and confirm that I am the record holder
(and, unless the broker/nominee form below is completed, the sole beneficial owner) of all of the shares of Farmers National Banc Corp. Common Stock as to which this authorization is made and that my principal residence is in the state or country shown below. I hereby undertake to promptly notify the Administrator if my state or country of residence changes.

                  I understand that I may revoke this authorization at any time by notifying the Administrator in writing of my desire to terminate my participation.

                                     Date ______________________________________

                                     Shareholder Name __________________________
                                          (print or type)

                                     Signature X _______________________________

                                     State or country (if other than the United
                                     States) of residence

                                     ___________________________________________

                                     Shareholder Name __________________________
                                     (if jointly held)   (print or type)

THIS IS NOT A PROXY

RETURN THIS FORM IF YOU WISH TO      Signature X _______________________________
JOIN THE PLAN.  An addressed         (if jointly held)
postage paid envelope is
provided for that purpose.           State or country (if other than the
                                     United States) of residence

All owners of joint registration     ___________________________________________
must sign.  When signing as          (if jointly held)
trustee, guardian, executor,
administrator, or corporate
officer, please give your full
title.

            (If beneficial owner is other than the holder of record)

         In addition to the above statements and representations, I hereby represent and confirm that I am the broker or nominee of the beneficial owner of certain shares of Common Stock of Farmers National Banc Corp. and that the beneficial owner principally resides in the state or country (if other than the United States) of ____. I hereby undertake to promptly notify the Administrator if the state or county of residence of the beneficial owner changes.

                                     ___________________________________________
                                     Broker or Nominee

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